Exhibit 10.3

FIRST AMENDMENT
TO THE
Investar Bank
SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

THIS FIRST AMENDMENT, effective as of the May 22, 2019, by and between Investar Bank (the “Bank”), and ___________ (the “Executive”), shall effectively amend the Investar Bank Split-Dollar Life Insurance Agreement dated February 28, 2018 by and between the parties (the “Agreement”) as set forth herein. The Bank and the Executive hereby adopt the following amendments:

10.1    Insured’s Death Benefit. The Insured’s Death Benefit shall mean, upon the death of the Insured while this Agreement is in force, the Insured’s beneficiary shall be entitled to an amount of aggregate Policy death proceeds equal to ________________ ($________) limited to one hundred percent (100%) of the Net Amount at Risk insurance portion of the proceeds. For purposes of this Agreement, “Net Amount at Risk” will mean the difference between the total death proceeds payable under the Policies less the aggregate cash value of the Policies measured as of the date giving rise to the need for such calculation. The receipt of this amount by the beneficiary shall constitute satisfaction of the Insured’s rights under this Agreement.

Except as otherwise amended by this First Amendment, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Agreement this 22nd day of May, 2019.

EXECUTIVE:		INVESTAR BANK
By:
Name:
Title:

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